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                                                                   Exhibit 10.21

                  RETENTION AND SALARY CONTINUATION AGREEMENT

     This RETENTION AND SALARY CONTINUATION AGREEMENT ("Agreement") is dated as of March 31, 2000 (the "Effective Date"). The parties to this Agreement ("Parties") are FISHER MILLS INC., a Washington corporation ("FMI"), and R. BRYCE SEIDL ("Key Employee").

A.   Key Employee is a valuable employee of FMI.

B. FMI wishes to ensure the continued availability of Key Employee's services in the event of a change in the control of FMI, thereby allowing FMI to maximize the benefits obtainable from any such change. To that end, FMI desires to provide incentive for Key Employee's continued employment with FMI.

NOW THEREFORE, FMI and Key Employee agree as follows:

                                   Agreement
                                   ---------

1. Effective Date and Term. As of the Effective Date, this Agreement shall be a binding obligation of the Parties, not subject to revocation or amendment except by mutual consent or in accordance with its terms. The term of this Agreement shall commence as of the Effective Date and shall expire upon termination of Key Employee's employment with FMI or six months after the closing of a Change in Control (defined below), whichever occurs earlier. Notwithstanding the preceding, if a definitive agreement providing for a Change in Control is entered into (i) while Key Employee is employed with FMI, or (ii) within six (6) months after Key Employee's termination other than for Cause, Disability, Retirement or death, then the term of this Agreement shall be extended through the six-month period following the closing of the Change in Control. This Agreement terminates immediately if Key Employee is terminated for Cause or resigns without Good Reason from FMI or its successor in a Change in Control.

2. Commitment of Key Employee. In the event that any person extends any proposal or offer which is intended to or may result in a Change in Control (a "Change in Control Proposal"), Key Employee shall, at FMI's request, assist FMI and/or its parent holding company, Fisher Companies Inc. ("Fisher"), in evaluating the Change in Control Proposal. Further, as a condition to receipt of the Retention Bonus (defined below), Key Employee agrees to devote his or her full time and attention to the business of FMI and not to voluntarily resign his or her position with FMI during any period from Key Employee's receipt of information of a specific Change in Control Proposal up to the consummation or abandonment of the transaction contemplated by such proposal.

3. Acceleration of Benefits. If, consistent with Section 2, Key Employee remains employed with FMI and a definitive agreement for a Change in Control is executed, then effective as of the closing of the Change in Control, Key Employee shall be fully vested under all applicable stock option, pension and benefit plans maintained by Fisher.

4.   Retention Bonus.

     a.   Payment Event. If, consistent with Section 2, Key Employee remains
          -------------
          employed with FMI and a definitive agreement for a Change in Control is executed, then within three (3)

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          business days following the closing of such Change in Control, Key
          Employee shall be entitled to receive a lump sum payment equal to 60% of Key Employee's Annual Base Compensation (defined below) in effect as of the closing (the "Retention Bonus"); provided, however, that Key
                                                     --------
          Employee must continue to devote his or her full time and attention to the business of FMI and otherwise comply with Section 2; and provided
                                                                       --------
          further, that if prior to the closing of the Change in Control, Key
          -------
          Employee's employment with FMI is terminated (i) by Key Employee without Good Reason, (ii) as a result of Key Employee's Disability, Retirement or death, or (iii) by FMI for Cause, then Key Employee's right to receive the foregoing payments shall terminate immediately.

     b.   Annual Base Compensation. "Annual Base Compensation" means:
          ------------------------

          (1) If Key Employee is a salaried employee, his or her base salary (as reportable on Key Employee's IRS Form W-2, including the amount of any voluntary deferrals of salary, and excluding any expense allowances or reimbursements, any bonuses, any gain from exercise of stock options, or any other similar non-recurring payments) over the preceding twelve months.

          (2) If Key Employee is a commissioned salesperson, his or her annualized base compensation (as reportable on Key Employee's IRS Form W-2, including the amount of any voluntary deferrals of salary, and excluding any expense allowances or reimbursements, any bonuses, any gain from exercise of stock options, or any other similar non-recurring payments) plus any commissions
                                                     ----
               earned over the preceding twelve months.

     c.   Limitation on Payment. Notwithstanding anything in this Agreement to
          ---------------------
          the contrary, the Retention Bonus shall not exceed an amount equal to One Dollar ($1.00) less than the amount which would cause the payment, together with any other payments received from FMI to be a "parachute payment" as defined in Section 280G(b)(2)(A) of the Internal Revenue Code of 1986, as amended.

5.   Salary Continuation Payment; Outplacement Services; Health Care Coverage.

     a.   Payment Events. Upon the occurrence of a Trigger Event (defined
          --------------
          below), Key Employee shall be entitled to receive the Salary Continuation Payment (defined below), which shall be payable at Key Employee's election either in a lump sum or over an eighteen-month period in accordance with FMI's regular salary payment schedule. For the purposes of this Agreement, a "Trigger Event" is any one or more of the following:

          (1) Termination of Key Employee's employment by Key Employee for Good Reason (defined below) within six months following the closing of the Change in Control;

          (2) Termination of Key Employee's employment by FMI (or its successor in a Change in Control) other than for Cause, Disability, Retirement (each defined below), or death within six months following the closing of the Change in Control; or

          (3) Termination of Key Employee's employment by FMI other than for Cause, Disability, Retirement or death prior to a Change in Control if such termination

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               occurs within six (6) months before the execution of a definitive
                                            ------
               agreement providing for a Change in Control.

     b.   Amount of Payment. The Salary Continuation Payment shall be an amount
          -----------------
          equal to one and one-half (1 1/2) times Key Employee's Annual Base Compensation in effect as of the closing of the Change in Control; provided, however, that if Key Employee's employment is terminated
          --------
          prior to the Change in Control as provided in Section 5(a)(3), the Salary Continuation Payment shall be an amount equal to one and one-half (1 1/2) times Key Employee's Annual Base Compensation in effect at the time of such termination.

     c.   Limitation on Payment. Notwithstanding anything in this Agreement to
          ---------------------
          the contrary, the Salary Continuation Payment shall not exceed an amount equal to One Dollar ($1.00) less than the amount which would cause the payment, together with any other payments received from FMI to be a "parachute payment" as defined in Section 280G(b)(2)(A) of the Internal Revenue Code of 1986, as amended.

     d.   Outplacement Services. If a Trigger Event occurs, FMI will pay for the
          ---------------------
          cost of outplacement services up to a maximum of $3,000 to assist Key Employee's transition to new employment. Any such outplacement services will be selected or pre-approved by FMI.

     e.   Continuation of Health Care Coverage. If a Trigger Event occurs, FMI
          ------------------------------------
          shall make payments on behalf of Key Employee or provide payment to Key Employee for the purpose of continuing Key Employee's COBRA coverage (the "COBRA Payments"). FMI's obligation to make the COBRA Payments shall terminate on the earlier of (i) eighteen months following the Trigger Event or (ii) the effective date of any health care coverage made available to Key Employee by a new employer.

6. Definitions. Solely for purposes of this Agreement, the following terms shall have the meanings set forth below:

     a.   Cause. "Cause" shall mean only any one or more of the following:
          -----

          (1) Willful misfeasance or gross negligence in the performance of Key Employee's duties;

          (2)  Conviction of a crime in connection with such duties; or

          (3) Conduct demonstrably and significantly harmful to the business of FMI.

     b.   Change in Control. "Change in Control" shall mean either of the
          -----------------
          following:

          (1) The merger or consolidation of FMI into any corporation, or the merger or consolidation of any corporation into FMI, where at least sixty-six and two-thirds percent (66-2/3%) of the stock of such corporation or FMI, as the case may be, (the "Surviving Corporation") is owned other than by the owners of the common stock prior to such merger or consolidation; or

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          (2)  The sale of substantially all of the operating assets of the division of FMI where Key Employee is employed to an entity other than Fisher or to an entity owned less than fifty percent (50%) by Fisher.

     c.   Disability. "Disability" shall mean a physical or mental impairment
          ----------
          which renders Key Employee incapable of substantially performing the essential functions of such Key Employee's position, and which is expected to continue rendering Key Employee so incapable for the reasonably foreseeable future, with or without reasonable accommodation.

     d.   Good Reason. "Good Reason" shall mean any one or more of the
          -----------
          following:

          (1) Any reduction of Key Employee's salary or any reduction or elimination of any compensation or benefit plan benefiting Key Employee, which reduction or elimination is not of general application to substantially all employees of FMI or such employees of any successor entity or of any entity in control of FMI;

          (2) A relocation or transfer of Key Employee's place of employment to a location more than twenty-five (25) miles from Key Employee's current place of employment; or

          (3) A material diminution in the responsibilities or duties of Key Employee.

     e.   Retirement. "Retirement" shall mean voluntary termination by Key
          ----------
          Employee in accordance with FMI's retirement policies, including early retirement, if applicable to its salaried employees.

7.   No Impact on Employment.

     a.   Not an Employment Agreement. Nothing in this Agreement, express or
          ---------------------------
          implied, is intended to confer upon Key Employee the right to employment with FMI. Accordingly, except with respect to the Retention Bonus and the Salary Continuation Payment, this Agreement shall have no effect on the determination of any compensation payable by FMI to Key Employee, or upon any of the other terms of Key Employee's employment with FMI. The specific arrangements referred to herein are not intended to exclude any other benefits, except any FMI severance plan or policy, which may be available to Key Employee upon a termination of employment with FMI pursuant to employee benefit plans of FMI or otherwise.

     b.   No Change in Employment Status. Nothing in this Agreement shall change
          ------------------------------
          Key Employee's employment status with FMI. Unless otherwise expressly provided in a separate written agreement, (i) this Agreement shall not alter Key Employee's "at will" employment relationship with FMI and
          (ii) either Key Employee or FMI may terminate Key Employee's employment at any time with or without notice and with or without cause, subject only to the payment obligations or forfeitures contemplated by this Agreement.

8. Proprietary Information. Key Employee acknowledges that during the course of Key Employee's employment with FMI, Key Employee shall have access to and make use of certain trade secrets and confidential information (collectively "Confidential Information"). "Confidential Information"

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     refers to all nonpublic information relating to FMI or its business that is disclosed to or produced by Key Employee, or that Key Employee otherwise obtains during employment with FMI, including but not limited to business strategies, financial results, lists of current or future customer accounts, key persons to contact with regard to customer accounts, customer needs, contractual agreements between FMI and other individuals, strategies and ideas, and compilations of information and records owned by FMI and regularly used in operation of FMI's business. Key Employee agrees that Key Employee shall not disclose any Confidential Information, directly or indirectly, or use any of it in any way, except as required in the course of employment by FMI. Key Employee further agrees that all files, records, documents, drawings, specifications, lists, equipment, graphics, designs, and similar items relating to the business of FMI, including any copies whether prepared by Key Employee or otherwise coming into Key Employee's possession, shall remain the exclusive property of FMI and shall not be removed from the premises of FMI without prior written consent of FMI.

9. Withholding. All payments required to be made by FMI hereunder to Key Employee shall be subject to the withholding of such amounts, if any, relating to tax and other payroll deductions as FMI may reasonably determine should be withheld pursuant to any applicable law or regulation.

10. Assignability. FMI may assign this Agreement and its rights hereunder in whole, but not in part, to any corporation or other entity with or into which FMI may hereafter merge or consolidate or to which FMI may transfer all or substantially all of its assets, if in any such case said corporation or other entity shall by operation of law or expressly in writing assume all obligations of FMI hereunder as fully as if it had been originally made a party hereto, but may not otherwise assign this Agreement or its rights hereunder. Key Employee may not assign or transfer this Agreement or any rights or obligations hereunder.

11. Entire Agreement. This Agreement constitutes the entire understanding between the Parties concerning its subject matter and supersedes all prior agreements. Accordingly, Key Employee specifically waives the terms of all of Key Employee's rights under any change-in-control agreements and severance compensation provisions of any other agreements, whether written or oral, previously entered into with FMI.

12. Release. In consideration for the payments and related benefits provided by this Agreement, Key Employee waives and releases all claims, complaints, and charges of any kind relating to (i) Key Employee's employment with FMI prior to the execution of this Agreement and (ii) any events arising in connection with this Agreement and the closing of any Change in Control. This waiver and release applies to FMI, all affiliated organizations, parent organizations, subsidiary organizations, all successor organizations, any FMI severance plan or policy, all present and former directors, officers, employees, agents, and fiduciaries. It includes, but is not limited to, all claims of unlawful discrimination under federal and state statutes, including Title VII of the Civil Rights Act of 1964, the Age Discrimination in Employment Act, the Older Workers Benefit Protection Act, RCW (S) 49.60, all claims for termination of employment or breach of contract, wage or other compensation claims, and any other claims relating to Key Employee's employment with FMI, whether based on contract, statute or tort. Key Employee understands that this waiver and release also applies to his or her heirs, assigns, executors, and administrators.

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13.  General Provisions.

     a.   Choice of Law. This Agreement is made with reference to and is
          -------------
          intended to be construed in accordance with the laws of the State of Washington.

     b.   Arbitration. Any dispute, controversy or claim arising out of or in
          -----------
          connection with, or relating to, this Agreement or any breach or alleged breach hereof, shall, upon the request of any party involved, be submitted to, and settled by, arbitration pursuant to the rules then in effect of the American Arbitration Association (or under any other form of arbitration mutually acceptable to the parties so involved). Any award rendered shall be final and conclusive upon the parties and a judgment thereon may be entered in the highest court of the forum having jurisdiction. The arbitrator shall render a written decision, naming the substantially prevailing party in the action, and shall award such party all costs and expenses incurred, including reasonable attorneys' fees.

     c.   Attorney Fees. In the event of any breach of or default under this
          -------------
          Agreement which results in either party incurring attorney or other fees, costs or expenses (including in arbitration), the prevailing party shall be entitled to recover from the non-prevailing party any and all such fees, costs and expenses, including attorney fees.

     d.   Successors. This Agreement shall bind and inure to the benefit of the
          ----------
          Parties and each of their respective affiliates, legal representatives, heirs, successors and assigns.

     e.   Amendment. This Agreement may be amended only in a writing signed by
          ---------
          the Parties.

     f.   Headings. The headings of sections of this Agreement have been
          --------
          included for convenience of reference only. They shall not be construed to modify or otherwise affect in any respect any of the provisions of the Agreement.

     g.   Execution and Revocation of Agreement. By execution of this Agreement,
          -------------------------------------
          Key Employee accepts the terms hereof and represents that he or she understands the meaning and effect of the waiver and release in
          Section 12. Key Employee further acknowledges (i) that he or she has the right, for twenty-one (21) days, to decide whether to accept this Agreement, and that Key Employee may elect to waive such right by signing and returning this Agreement prior to expiration of the twenty-one (21) day period, and (ii) that he or she has been advised to consult with an attorney prior to executing this Agreement. Key Employee's decision to execute this Agreement has not been made in reliance on any promises or representations, either oral or written, other than those set forth in this Agreement. Key Employee understands that his or her acceptance of this Agreement may be revoked only within seven (7) days after execution hereof, by delivery of a written notice to FMI. If Key Employee revokes such acceptance within the seven-day period, this Agreement shall not be effective or enforceable and Key Employee shall have no right to receive the Retention Bonus, Salary Continuation Payment or other payments and benefits described herein.

                           [Signatures on next page]

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EXECUTED by each of the Parties effective as of the date first stated.


FMI:                                         KEY EMPLOYEE:

FISHER MILLS INC.,                           R. BRYCE SEIDL
a Washington corporation

By: /s/ Kendall L. McFall                    /s/ R. Bryce Seidl
    ---------------------------------        -----------------------------------

Its: Senior Vice President - Milling         Signed the 1st day of April, 2000.
     --------------------------------



ACCEPTED AND AGREED solely with respect to Section 3:

FISHER COMPANIES INC.,
a Washington corporation

By: /s/ William W. Krippaehne, Jr.
    ---------------------------------

Its: President & CEO
     --------------------------------

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